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                                                                   EXHIBIT 10.32

                              SUBLEASE AGREEMENT
                              ------------------


EFFECTIVE DATE: September 17, 1998

ARTICLE 1:     FUNDAMENTAL SUBLEASE PROVISIONS.

Article 1.1 PARTIES: Sublessor: SILICON GRAPHICS, INC., a Delaware corporation

                         Sublessee:  VERISIGN, INC., a Delaware corporation

               MASTER LEASE: (Article 3): Sublessor, as tenant, is leasing from Master Lessor (as described below), as landlord, approximately 51,834 square feet of space located at 1350 Charleston Road, Mountain View, California (the "Premises") upon the terms and conditions of that Lease executed on June 14, 1996 (the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit A.

Article 1.2 MASTER LESSOR: SHORELINE INVESTMENTS VI, a California general partnership

Article 1.3 SUBLEASE PREMISES: (Article 2): The Sublease Premises consists of the entirety of the Premises and contains approximately 51,834 square feet (the "Sublease Premises"). The Sublease Premises is further described on the drawing attached hereto as Exhibit B.

Article 1.4 SUBLEASE TERM: (Article 4): The Sublease Term shall commence on the Commencement Date and end on the Termination Date, unless terminated earlier pursuant to the terms of this Sublease.

Article 1.5    COMMENCEMENT DATE: (Article 4.1): January 1, 1999

Article 1.6    TERMINATION DATE:(Article 4.1): June 30, 2005

Article 1.7    RENTAL COMMENCEMENT DATE: January 1, 1999

Article 1.8    MINIMUM MONTHLY RENT: (Article 5.2):

               01/01/99 - 12/31/99   $147,726.90 per month NNN
               01/01/00 - 12/31/00   $152,158.70 per month NNN
               01/01/01 - 12/31/01   $156,723.46 per month NNN
               01/01/02 - 12/31/02   $161,425.17 per month NNN
               01/01/03 - 12/31/03   $166,267.93 per month NNN
               01/01/04 - 12/31/04   $171,255.97 per month NNN
               01/01/05 - 6/30/05    $176,393.64 per month NNN

Article 1.9    PREPAID RENT: (Article 5.4): $147,726.90

Article 1.10   SECURITY DEPOSIT: (Article 6): $176,393.64

Article 1. 11 PERMITTED USE: (Article 7): General and administrative office, computer labs, research and development, storage and distribution, training, education and promotional uses, to the extent permitted under the Master Lease, only.

Article 1.12   ADDRESSES FOR NOTICES: (Article 11):

               Master Lessor: SHORELINE INVESTMENTS VI
                              c/o RealProp Development Company
                              1710 Zanker Road, Suite 100
                              San Jose, CA  95112

               Sublessor:     SILICON GRAPHICS, INC.
                              2011 N. Shoreline Blvd.
                              Mountain View, CA 94043-1389
                              Attn:  Manager, Corporate Real Estate
                              M/S 720

                              With a copy to

                              SILICON GRAPHICS, INC.
                              2011 N. Shoreline Blvd.
                              Mountain View, CA 94043 -1389
                              Attn: Legal Services
                              M/S 710

               Sublessee:     VERISIGN, INC.
                              1390 Shorebird Way
                              Mountain View, CA 94043
                              Attn: Dana Evan

Article 1.13 SUBLESSOR'S BROKER: (Article 19.4): Phil Mahoney, Cornish & Carey Commercial

Article 1.14 SUBLESSEE'S BROKER: (Article 19.4): Jeff Rodgers, Cornish & Carey Commercial

Article 1.15 EXHIBITS AND ADDENDA: The following exhibits and any addenda are annexed to this Sublease:

               Exhibit A - Master Lease
               Exhibit B - Description of Sublease Premises

Each reference in this Sublease Agreement ("Sublease") to any provision in
Article 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Article 1 and the balance of the Sublease, the balance of the Sublease shall control.

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ARTICLE 2:   SUBLEASE PREMISES.

Article 2.1 SUBLEASE. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the Sublease Term, at the Rent and upon the terms and conditions hereinafter set forth, the Sublease Premises. Sublessee acknowledges that the area of the Sublease Premises as specified in Article 1 is an estimate and that Sublessor does not warrant the exact area of the Sublease Premises. By taking possession of the Sublease Premises, Sublessee accepts the area of the Sublease Premises as that specified in Article 1.

Article 2.2 CONDITION OF THE SUBLEASE PREMISES. Sublessee shall accept possession of the Sublease Premises on the Commencement Date in its "as-is, where-is" condition. Sublessee acknowledges that except as expressly stated in this Sublease, (i) Sublessor makes no warranties or representations regarding the physical condition of the Sublease Premises; (ii) Sublessee has had an opportunity to inspect the Sublease Premises, including the roof and structural components of the building; the electrical, plumbing, HVAC, and other building systems serving the Sublease Premises; and the environmental condition of the Sublease Premises and related common areas; and to hire experts to conduct such inspections on its behalf, and (iii) Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any statements, representations or warranties of Sublessor or its employees, brokers, agents or other representatives regarding the physical condition of the Sublease Premises. Sublessee's taking of possession of the Sublease Premises shall constitute conclusive evidence that the Sublease Premises are in good, clean and tenantable condition. Notwithstanding the foregoing, Sublessee shall have the right, within two (2) weeks of the Commencement Date only, to inform Sublessor of any material adverse change in the condition of the Sublease Premises from the condition thereof as of the Effective Date. Sublessor shall promptly thereafter (a) remedy those conditions that are the tenant's responsibility under the Master Lease and (b) request that Master Lessor remedy those conditions that are the landlord's responsibility under the Master Lease.

ARTICLE 3:   TERMS OF THE MASTER LEASE.

Article 3.1 SUBLEASE SUBORDINATE. This Sublease is subordinate and subject to all of the terms and conditions of the Master Lease. If the Master Lease terminates for any reason whatsoever, this Sublease shall terminate concurrently, and the parties hereto shall be relieved of any liability thereafter accruing under this Sublease; provided, however, that the foregoing shall not be deemed to relieve either party of liability for its failure to perform its obligations under this Sublease if the Master Lease terminates due to such a failure.

Article 3.2 ASSUMPTION OF OBLIGATIONS. To the extent applicable to the Sublease Premises and Sublessee's use of the Sublease Premises and common areas, Sublessee hereby expressly agrees to comply with, and assumes and agrees to perform and discharge, as and when required by the Master Lease, all duties and obligations to be paid, performed or discharged by Sublessor under the terms, covenants and conditions of the Master Lease from and after the Commencement Date, except as specifically set forth in this Sublease. Sublessee shall not commit or suffer at any time any act or omission that would violate any provision of the Master

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Lease. So long as Sublessee complies with the terms and conditions, and performs all of its obligations under this Sublease, Sublessor shall not commit any act or omission during the Sublease Term which would lead to the termination of the Master Lease by Master Lessor. Notwithstanding the foregoing, if Sublessee fails to comply with any of its obligations under this Sublease, and does not cure such failure within the applicable cure period, then Sublessor shall have no obligation to Sublessee to maintain the Master Lease for Sublessee's benefit.

Article 3.3 MASTER LESSOR'S OBLIGATIONS. Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance or repairs to the Sublease Premises which are the obligation of the Master Lessor under the Master Lease, it being understood that Sublessee shall look solely to Master Lessor for performance of any such service, maintenance or repairs. However, if Master Lessor shall fall to perform its obligations under the Master Lease, Sublessor, upon receipt of written notice from Sublessee, shall use commercially reasonable efforts to attempt to enforce the obligations of Master Lessor under the Master Lease; provided, however, that Sublessor shall not be required to incur any costs or expenses in connection therewith unless Sublessee agrees to reimburse Sublessor for any such costs and expenses as Additional Rent hereunder.

Article 3.4 SUBLESSOR'S RIGHTS AND REMEDIES. In addition to all the rights and remedies provided to Sublessor at law or in equity, (a) if Sublessee fails, within any applicable grace periods provided herein, to perform any act on its part to be performed pursuant to the requirements of the Master Lease or as otherwise required by this Sublease, then Sublessor may, but shall not be obligated to, enter the Sublease Premises to perform such act, and all costs and expenses incurred by Sublessor in doing so shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand; and (b) in the event of any breach by Sublessee of any of 'Its obligations under this Sublease, Sublessor shall have all of the rights with respect to such default which are available to Master Lessor under the Master Lease. Unless otherwise provided in this Sublease, Sublessee shall be in material default of its obligations under this Sublease if (i) Sublessee fails to pay Rent as and when due and such failure is not cured within the time period set forth in the Master Lease less two (2) business days, or (ii) Sublessee fails to perform any term, covenant or condition of this Sublease as and when due (except those requiring payment of Rent) and such failure is not cured within the time period set forth in the Master Lease less ten (10) days.

Article 3.5 SUBLESSOR'S REPRESENTATIONS. Sublessor represents that it has not received from or given to Master Lessor any notices of default under the Master Lease that have not been cured.

ARTICLE 4:    SUBLEASE TERM.

Article 4.1 COMMENCEMENT AND TERMINATION DATES. The term of this Sublease ("Sublease Term") shall be for the period of time commencing on the commencement date described in Article 1 (the "Commencement Date") and ending on the termination date described in Article 1 or on such earlier date of termination as provided herein (the "Termination Date"). Sublessee shall have no option to extend or renew the Sublease Term.

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Article 4.2   DELAY IN COMMENCEMENT.  If for any reason possession of the
Sublease Premises has not been delivered to Sublessee by the scheduled Commencement Date or any other date, Sublessor shall not be liable to Sublessee or any other person or entity for any loss or damage resulting therefrom. In the event of such delay, the Commencement Date shall be delayed until possession of the Sublease Premises is delivered to Sublessee, but the Termination Date shall not be extended. If Sublessor is unable to deliver possession of the Sublease Premises to Sublessee within thirty (30) days after the Commencement Date, then Sublessee may terminate this Sublease by giving written notice to Sublessor at any time after that date, and the parties shall have no further liability thereafter accruing under this Sublease; provided, however, that if Sublessor tenders possession to Sublessee within five (5) days after receipt of Sublessee's notice of termination, such notice shall be void. In the event that this Sublease is terminated pursuant to the terms of this Section 4.2, Sublessor shall return to Sublessee any Prepaid Rent and/or Security Deposit delivered to Sublessor pursuant to the terms hereof.

Article 4.3 EARLY OCCUPANCY. If Sublessor and Sublessee agree that Sublessee may occupy the Sublease Premises prior to the Rental Commencement Date, such occupancy shall be subject to all of the provisions of this Sublease, including the payment of Rent. Early occupancy of the Sublease Premises shall not advance the Termination Date. Sublessee shall, prior to entering the Sublease Premises, deliver to Sublessor certificates of insurance evidencing the policies required of Sublessee under this Sublease.

ARTICLE 5:    RENT AND ADDITIONAL EXPENSES.

Article 5.1 PAYMENT OF RENT. All monies payable by Sublessee under this Sublease shall constitute "Rent." All Rent shall be paid in lawful money of the United States, without any deduction or offset, to Sublessor at the address of Sublessor specified in Article 1 or such other place as Sublessor may designate in writing. No payment by Sublessee of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to its right to recover the balance of such Rent or to pursue any other remedy. Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated based on a thirty (30) day month.

Article 5.2 MINIMUM MONTHLY RENT. Sublessee shall pay to Sublessor the sums set forth in Article 1 hereof as Minimum Monthly Rent, in advance, on the first day of each calendar month throughout the Sublease Term, commencing on the Rental Commencement Date.

Article 5.3 ADDITIONAL RENT. In addition to Minimum Monthly Rent, Sublessee shall pay to Sublessor from time to time upon demand, the amount of any real property taxes, maintenance, insurance, utilities and other charges attributable to the Sublease Premises and common and outside areas payable by Sublessor under the Master Lease. It is the parties' intent that this Sublease shall be an absolute net sublease, and Sublessee agrees that any and all charges, fees, impositions and payments of any kind whatsoever due or owing by Sublessor under the Master Lease shall be passed through to Sublessee as Additional Rent hereunder, except to the extent

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any such amounts are due and owing by Sublessor as a result of Sublessor's failure to pay rent under the Master Lease (where Sublessee has timely made such payments to Sublessor) or carry the insurance required under the Master Lease.

Article 5.4 PREPAID RENT. Sublessee shall pay to Sublessor the sum specified in Article 1 as prepaid Rent, which shall be applied to the installments of Minimum Monthly Rent first coming due under this Sublease, as follows: (i) $73,861.45 upon execution of this Sublease and (ii) $73,863.45 on November 1, 1998.

Article 5.5 LATE CHARGE. If Sublessee fails to pay any Rent due hereunder within five (5) days after Sublessor notifies Sublessee that such amount is past due, then Sublessee shall pay Sublessor a late charge equal to six percent (6%) of such delinquent amount as liquidated damages for Sublessee's failure to make timely payment. Any notice given by Sublessor pursuant to Sections 1161 and 1162 of the California Code of Civil Procedure shall be deemed to be concurrent with. and not in addition to, the notice required herein. This provision for a late charge shall not be deemed to grant Sublessee a grace period or extension of time for performance. If any Rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Sublessee shall pay to Sublessor interest on the delinquent amount from the end of such thirty (30) day period until paid, at the rate of ten percent (10%) per annum or the maximum rate permitted by law.

ARTICLE 6: SECURITY DEPOSIT. Sublessee shall deposit with Sublessor in cash the sum specified in Article 1 hereof as a "Security Deposit" as follows: (i) $88,196.82 upon execution of this Sublease and (ii) $88,196.82 on November 1, 1998. The Security Deposit shall be held by Sublessor as security for Sublessee's faithful performance under this Sublease. If Sublessee fails to pay any Rent as and when due under this Sublease or otherwise fails to perform its obligations hereunder, then Sublessor may, at its option and without prejudice to any other remedy which Sublessor may have, apply, use or retain all or any portion of the Security Deposit toward the payment of delinquent Rent or for any loss or damage sustained by Sublessor due to such failure by Sublessee. Sublessee shall upon demand restore the Security Deposit to the original sum deposited. The Security Deposit shall not bear interest nor shall Sublessor be required to keep such sum separate from its general funds. Sublessee shall have the right to provide the Security Deposit in the form of a letter of credit in the full amount of the Security Deposit (the "Letter of Credit"). The Letter of Credit shall be in a form and issued by a financial institution that is reasonably acceptable to Sublessor. Sublessee shall cause the Letter of Credit to remain in effect during the entire Sublease Term and for an additional sixty
(60) days following the expiration or earlier termination of this Sublease. If Sublessee fails to maintain, renew or replace the Letter of Credit at least thirty (30) days before its stated expiration date, Sublessor may, without prejudice to any other right or remedy, draw upon the entire amount of the Letter of Credit. Any amount drawn by Sublessor on the Letter of Credit but not applied by Sublessor to satisfy Sublessee's obligations hereunder shall be held by Sublessor in accordance with the other provisions of this section. If Sublessor draws on any portion of the Letter of Credit and applies such amount to cure Sublessee's default, Sublessee shall, within three (3) days of demand by Sublessor, restore the Letter of Credit to the full amount or deposit immediately available funds with Sublessor in the amount drawn under the Letter of Credit. To the extent not otherwise applied by Sublessor as

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provided herein, the Security Deposit shall be returned to Sublessee within thirty (30) days after the Termination Date. In the event of bankruptcy or other debtor-creditor proceedings filed by or against Sublessee, such Security Deposit shall be deemed to be applied first to the payment of Rent due Sublessor for the period immediately prior to the filing of such proceedings.

ARTICLE 7:   USE.

Article 7.1 USE OF THE SUBLEASE PREMISES. Sublessee shall use the Sublease Premises solely for the purposes specified in Article 1 and otherwise in strict conformance with the requirements of the Master Lease, and for no other purpose whatsoever.

Article 7.2 SUITABILITY. Sublessee acknowledges that neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the Sublease Premises, the permitted uses that can be made of the Sublease Premises under existing laws, or the suitability of the Sublease Premises for the conduct of Sublessee's business, nor has Sublessor agreed to undertake any modification, alteration or improvement to the Sublease Premises.

Article 7.3 ALTERATIONS. Sublessee shall make no alterations, improvements or additions to, in, on or about the Sublease Premises without the prior written consent of both Sublessor and Master Lessor (which consent shall not be unreasonably withheld by Sublessor) and otherwise in strict conformance with the requirements of the Master Lease.

Article 7.4  HAZARDOUS MATERIALS.

     Article 7.4.1 DEFINITIONS. As used herein, the term "Hazardous Material" shall have the meaning set forth in Section 39 of the Master Lease. As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency which regulates the use, storage, generation, discharge, treatment, transportation, release, or disposal of any Hazardous Material.

     Article 7.4.2 USE RESTRICTION. Sublessee shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, treated, transported to or from, released or disposed of in, on, over, through, or about the Sublease Premises, or any other land or improvements in the vicinity of the Sublease Premises, except to the extent permitted under Section 39(H) of the Master Lease, without the prior written consent of Master Lessor and Sublessor, which consent may be withheld in the sole and absolute discretion of Master Lessor and/or Sublessor. Without limiting the generality of the foregoing, (a) any use, storage, generation, discharge, treatment, transportation, release, or disposal of Hazardous Material by Sublessee shall strictly comply with all applicable Hazardous Material Laws, and (b) if the presence of Hazardous Material on the Sublease Premises caused or permitted by Sublessee or its agents, employees, invitees or contractors results in contamination of the Sublease Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Sublease Premises, Sublessee, at its expense, shall promptly take all actions necessary to return the Sublease Premises to the condition existing prior to the existence of such Hazardous Material.

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     Article 7.4.3  INDEMNITY.  Sublessee shall defend, protect, hold harmless and indemnify Sublessor and its agents, employees, contractors, stockholders, officers, directors, successors and assigns with respect to all judgments, claims, damages, actions, losses, penalties, fines, liabilities and other expenses (including, but not limited to, reasonable attorneys', consultants', and expert witnesses' fees) which result from or arise out of the storage, use, generation, discharge, treatment, transportation. release or disposal of Hazardous Material by Sublessee or its agents, employees, contractors, or invitees in, on, over, through, from or about the Sublease Premises. The foregoing obligations shall survive the expiration or earlier termination of this Sublease.

ARTICLE 8:   SURRENDER.

Article 8.1 CONDITION OF THE SUBLEASE PREMISES. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Sublease Premises in good condition and repair, excepting only ordinary wear and tear and damage by fire, earthquake, act of God or the elements. Sublessee agrees to repair any damage to the Sublease Premises, or the building of which the Sublease Premises are a part, caused by or related to the removal of Sublessee's personal property, fixtures, furniture, equipment or signage, or any improvements, alterations or additions installed by Sublessee which Sublessor and/or Master Lessor allow or require Sublessee to remove upon expiration or earlier termination of this Sublease, including, without limitation, repairing the floor and patching and/or painting the walls to the reasonable satisfaction of Sublessor and/or Master Lessor, all at Sublessee's sole cost and expense. Upon the expiration of this Sublease, Sublessor will not require the removal of any such improvements, alterations or additions if such removal is not required by Master Lessor. Sublessee shall indemnify Sublessor against any loss or liability resulting from delay by Sublessee in so surrendering the Sublease Premises, including, without limitation, any claims made by the Master Lessor founded on such delay. Such indemnity obligation shall survive the expiration or earlier termination of this Sublease.

Article 8.2 SUBLESSOR'S RIGHT TO ACCESS. In the thirty (30) days prior to the expiration of this Sublease, or such longer time as is reasonably necessary, Sublessor shall have the right, upon at least twenty-four (24) hours prior notice, to enter the Sublease Premises to remove personal property, business or trade fixtures, machinery, equipment cabinetwork, signs, furniture, movable partitions or permanent improvements or additions which Sublessor is required to remove (not including those items to be removed by Sublessee pursuant to Article
8.1 of this Sublease) prior to surrender pursuant to the terms of the Master Lease. Any work performed by Sublessor pursuant to the terms of the preceding sentence shall be done in a reasonable manner to minimize the amount of inconvenience and interference to Sublessee's use and occupancy of the Sublease Premises; provided, however, Sublessor shall not be liable to Sublessee for any such inconvenience or interference caused by Sublessor's exercise of its rights pursuant to this provision.

ARTICLE 9: CONSENT. Whenever the consent or approval of Master Lessor is required pursuant to the terms of the Master Lease, for the purposes of this Sublease, Sublessee, in each such instance, shall be required to obtain the written consent or approval of both Master Lessor and Sublessor, which consent shall not be unreasonably withheld or delayed by Sublessor if

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Master Lessor so consents. If Master Lessor refuses to grant its consent or approval, Sublessor may withhold its consent or approval and Sublessee agrees that such action by Sublessor shall be deemed reasonable.

ARTICLE 10: INSURANCE. All insurance policies required to be carried by Sublessor under the Master Lease shall be maintained by Sublessee pursuant to the terms of the Master Lease, and shall name Sublessor and Master Lessor (and such other lenders, persons, firms, or corporations as are designated by Master Lessor) as additional insureds (by endorsement, if required under the applicable policy). All policies shall be written as primary policies with respect to the interests of Master Lessor and Sublessor and such other additional insureds and shall provide that any insurance carried by Master Lessor or Sublessor or such other additional insureds is excess and not contributing insurance with respect to the insurance required hereunder. All policies shall also contain "cross liability" or "severability of interest" provisions, and shall insure the performance of the indemnity set forth in Article 14 of this Sublease.
Sublessee shall provide Master Lessor and Sublessor with copies or certificates of all policies, including in each instance evidence (by endorsement if required under the applicable policy) that such insurance shall not be canceled or reduced except after thirty (30) days prior written notice to Master Lessor and Sublessor. All deductibles, if any, under any such insurance policies shall be subject to the prior reasonable approval of Sublessor, and all certificates delivered to Master Lessor and Sublessor shall specify the limits of the policy and all deductibles thereunder.

ARTICLE 11:  NOTICES.

Article 11.1 NOTICE REQUIREMENTS. All notices, demands, consents, and approvals which may or are required to be given by either party to the other under this Sublease shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as shown in Article 1. Any notice or demand so given shall be deemed to be delivered or made on the date personal service is effected or, on the next business day if sent by overnight courier, or the same day as given if sent by facsimile transmission and received by 5:00 p.m. Pacific time or on the second business day after the same is deposited in the United States Mail as registered or certified and addressed as above provided with postage thereon fully prepaid. Either party hereto may change its address at any time by giving written notice of such change to the other party in the manner provided herein at least ten (10) calendar days prior to the date such change is desired to be effective.

Article 11.2 NOTICES FROM MASTER LESSOR. Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Lessor within twenty four (24) hours of receiving or delivering such notice or demand.

ARTICLE 12: DAMAGE, DESTRUCTION, CONDEMNATION. To the extent that the Master Lease gives Sublessor any rights following the occurrence of any damage, destruction or condemnation to terminate the Master Lease, to repair or restore the Sublease Premises, to contribute toward such repair or restoration costs to avoid termination, to obtain and utilize insurance or condemnation proceeds to repair or restore the Sublease Premises, or any similar

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rights, such rights shall be reserved to and exercisable solely by Sublessor, in its sole and absolute discretion. and not by Sublessee. The exercise of any such right by Sublessor shall under no circumstances constitute a default or breach under this Sublease or subject Sublessor to any liability therefor. In the event, however, that Sublessor elects, in its sole and absolute discretion, to prevent Master Lessor from terminating the Master Lease by paying Master Lessor the amount required to restore the Sublease Premises in excess of the amount required to be paid by Master Lessor (as set forth in Section 16 of the Master Lease), Sublessee shall not be required to reimburse Sublessor for such amount unless Sublessee has agreed, within five (5) days after notice from Sublessor, to reimburse Sublessor for such amount. In the event that Sublessee fails to agree to reimburse Sublessor for such amount within such time period, however, Sublessor shall have the right to terminate this Sublease upon delivery of ten
(10) days' notice to Sublessee. Notwithstanding the preceding to the contrary, if, pursuant to Article 16 of the Master Lease, the Sublease Premises is damaged or destroyed from any insured peril to the extent of less than fifty percent (50%) of the then replacement cost of the Sublease Premises and Master Lessor's written notice to Sublessor sets forth a repair period greater than one hundred eighty (180) days (a copy of which notice shall be promptly delivered to Sublessee by Sublessor), then Sublessee shall have the right to terminate this Sublease by delivering written notice of termination to Sublessor within twenty
(20) days following receipt of Master Lessor's written notice. In the event that Sublessor's rent under the Master Lease is abated as a result of a casualty, the Minimum Monthly Rent due hereunder shall be abated on a pro rata basis such that the Minimum Monthly Rent shall be reduced by the same percentage as the "
Monthly Installments" are reduced under the Master Lease.

ARTICLE 13: INSPECTION OF THE SUBLEASE PREMISES. Sublessee shall permit Sublessor and its agents to enter the Sublease Premises at any reasonable time for the purpose of inspecting the same or posting a notice of non-responsibility for alterations, additions or repairs, provided that Sublessor (i) provides at least twenty-four (24) hours prior notice (except in the case of emergency),
(ii) shall be accompanied by an employee of Sublessee at all times while in the Sublease Premises, (iii) shall comply with Sublessee's security procedures, and
(iv) shall not unreasonably interfere with Sublessee's use of the Sublease Premises or the conduct of its business therein.

ARTICLE 14:  INDEMNITY; EXEMPTION OF SUBLESSOR FROM LIABILITY.

Article 14.1 SUBLESSEE INDEMNITY. Sublessee shall indemnify, defend (with counsel reasonably satisfactory to Sublessor), protect and hold Sublessor harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, expenses (including, but not limited to, reasonable attorneys', consultants' and expert witness fees) arising out of or related (i) Sublessee's use of the Sublease Premises, the conduct of Sublessee's business therein, or any activity, work or thing done, permitted or suffered by Sublessee in or about the Sublease Premises, (ii) a breach by Sublessee in the performance in a timely manner of any obligation of Sublessee to be performed under this Sublease, (iii) a failure by Sublessee to comply with any term, covenant, condition or restriction under the Master Lease required to be performed by or applicable to Sublessee, or (iv) the negligence or intentional acts of Sublessee or Sublessee's agents, contractors, employees, subtenants, licensees, or invitees related to the Sublease Premises or this Sublease. The foregoing obligations shall survive the expiration or earlier termination of this Sublease.

Article 14.2 SUBLESSEE WAIVER. Sublessee, as a material part of the consideration to Sublessor, hereby waives all claims against Sublessor for damage to property or injury to persons in, upon or about the Sublease Premises arising from any cause, except to the extent such damage or injury is caused by the gross negligence or willful misconduct of Sublessor. This waiver shall survive the expiration or earlier termination of this Sublease.

Article 14.3 MUTUAL WAIVER OF SUBROGATION. The parties hereby waive any rights of recovery each may have against the other in connection with any loss or damage occasioned to either party's respective property, the Sublease Premises, or its contents, arising from any risk generally covered by fire and extended coverage insurance, irrespective of the cause of such fire or casualty. In addition, the parties each, on behalf of their respective insurance companies, waive any right of subrogation that such insurance company may have against the other party for any such loss or damage, provided that such waiver does not invalidate any such policy. In the event that such waiver would invalidate such policy, the insured party shall promptly notify the other in writing.

ARTICLE 15: ASSIGNMENT AND SUBLETTING. Sublessee shall not voluntarily or by operation of law assign this Sublease or enter into license or concession agreement, sublet all or any part of the Sublease Premises, or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Sublessee's interest in this Sublease or in the Sublease Premises or any part thereof (each, a "Transfer"), without the prior written consent of Master Lessor (pursuant to the terms of the Master Lease) and Sublessor, which consent shall not be unreasonably withheld by Sublessor. Sublessee shall have no right to Transfer less than the entire area of the Sublease Premises, and Sublessee agrees that it shall be reasonable for Sublessor or Master Lessor to withhold its consent to any Transfer of a portion of the Sublease Premises. Any attempt to effect a Transfer without such consent being first had and obtained shall be wholly void and shall constitute a default by Sublessee under this Sublease. Sublessee hereby irrevocably assigns to Sublessor all rent and other sums or consideration in any form, from any such subletting or assignment, and agrees that Sublessor, as assignee and as attorney-in-fact for Sublessee, or a receiver for Sublessee appointed upon Sublessor's application, may collect such rent and other sums and apply the same against amounts owing to Sublessor in the event of Sublessee's default; provided, however, that until the occurrence of any act of default by Sublessee or Sublessee's assignee or subtenant, Sublessee shall have the right to collect such sums, provided that two-thirds (2/3) of all rent and other charges payable by any such assignee, subtenant or other transferee in excess of the Rent payable under this Sublease shall belong solely and exclusively to Sublessor and paid to Sublessor within thirty (30) days following Sublessee's receipt thereof. It is the intention of the parties that Sublessor pay to Master Lessor one-half (1/2) of such amounts paid by Sublessee as may be required under Section 25(B)(1) of the Master Lease.

ARTICLE 16: DELIVFRY OF DOCUMIENTS. Sublessee shall execute and deliver any document or other instrument reasonably required by Master Lessor or Sublessor pursuant to the Master Lease within five (5) days following receipt of a written request from Master Lessor or Sublessor. Failure to comply with this provision shall constitute a default by Sublessee under this Sublease.

ARTICLE 17: HOLDING OVER. Any holding over by Sublessee after the Termination Date, without the prior written consent of Master Lessor and Sublessor, shall not constitute a renewal or extension of this Sublease or give Sublessee any rights in or to the Sublease Premises. Any holding over by Sublessee after the Termination Date, with the prior written consent of Master Lessor and Sublessor, shall be construed as a month-to-month tenancy on the same terms and conditions as specified in this Sublease, except that Sublessee shall pay to Sublessor as Minimum Monthly Rent during such tenancy an amount equal to One Hundred Fifty Percent (150%) of the most recent Minimum Monthly Rent. Any holding over by Sublessee after the Termination Date, without the prior written consent of both Master Lessor and Sublessor, shall be construed as a tenancy at sufferance (terminable upon notice by Sublessor) on the same terms and conditions as specified in this Sublease, except that Sublessee shall pay to Sublessor as Minimum Monthly Rent during such tenancy an amount equal to Two Hundred Percent (200%) of the most recent Minimum Monthly Rent.

ARTICLE 18: OPTIONS. Any right of Sublessor to extend or renew the term of the Master Lease or to expand the Premises (if any) shall be reserved to and exercisable solely by Sublessor, in its sole discretion, and not by Sublessee. Sublessor agrees to exercise such options to extend or renew the Master Lease only to the extent necessary to fulfill its obligation to sublease the Sublease Premises to Sublessee for the Sublease Tenn.

ARTICLE 19:  GENERAL PROVISIONS.

Article 19.1 SEVERABILITY. If any term or provision of this Sublease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

Article 19.2 ATTORNEYS' FEES; COSTS OF SUIT. If Sublessee or Sublessor shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Sublease, including any suit by Sublessor for the recovery of Rent or possession of the Sublease Premises, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs of suit.

Article 19.3 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition. Acceptance by Sublessor of any performance by Sublessee after the time the same shall have become due shall not constitute a waiver by Sublessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Sublessor in writing.

Article 19.4 BROKERAGE COMMISSIONS. The parties represent and warrant to each other that they have dealt with no brokers, finders, agents or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, except for the brokers named in Article 1. Each party shall indemnify, defend and hold the other harmless from any claims arising from any breach by the indemnifying party of the representation and warranty in this Section 19.4.

Article 19.5 BINDING EFFECT. Preparation of this Sublease by Sublessor or Sublessor's agent and submission of the same to Sublessee shall not be deemed an offer to lease. This Sublease shall become binding upon Sublessor and Sublessee only when fully executed by Sublessor and Sublessee and approved in writing by Master Lessor.

Article 19.6 ENTIRE AGREEMENT. This instrument, along with any exhibits and addenda hereto, constitutes the entire agreement between Sublessor and Sublessee relative to the Sublease Premises. This Sublease may be altered, amended or revoked only by an instrument in writing signed by both Sublessor and Sublessee. There are no oral agreements or representations between the parties affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto.

Article 19.7 EXECUTION. This Sublease may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which together shall constitute one and the same instrument. Each person executing this Sublease represents that the execution of this Sublease has been duly authorized by the party on whose behalf the person is executing this Sublease.

Article 19.8 MASTER LESSOR CONSENT. The obligations of the parties under this Sublease are conditioned upon receipt by Sublessor of Master Lessor's written consent to this Sublease in substantially the same form as Exhibit C attached hereto.

Article 19.9 ACCESS TO FIBER STATION. Sublessor reserves the right to access during the Sublease Term the underground data fiber station located within the parking area of the Premises and shown on Exhibit D ("Fiber Station"). Sublessor agrees to provide Sublessee with at least twenty-four (24) hours notice of any such entry, except that no such notice shall be required in the event of an emergency (including, without limitation, emergency service of the fiber and related installations). Sublessee agrees that it shall have no right to access or use the Fiber Station unless and until Sublessee enters into a separate access agreement in a form reasonably acceptable to Sublessor.

     IN WITNESS WHEREOF, the parties hereto have entered into this Sublease as of the Effective Date set forth hereinabove.

SUBLESSOR                                SUBLESSEE:

SILICON GRAPHICS, INC.,                  VERISIGN, INC.,
a Delaware corporation                   a Delaware corporation

By /s/ Raymond E. Johnson                By /s/ Dana Evan
   ---------------------------              ----------------------------

Its Vice Pres. Real Estate & Facilities  Its CFO
    -----------------------------------      ---------------------------

                                LEASE AGREEMENT
                                ---------------

     1.   Parties.  This lease is made by and between SHORELINE INVESTMENTS VI,
          -------
a California general partnership ("Landlord"), and SILICON GRAPHICS, INC., a Delaware corporation (Tenant").

     2.   Demise of Premises.  Landlord hereby leases to Tenant and Tenant
          ------------------
hereby leases tram Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") situated in the City of Mountain View, County of Santa Clara, State of California, described as follows: that certain building containing approximately fifty-one thousand eight hundred thirty-four (51,834) square feet of floor space commonly known as 1350 Charleston Road, shown cross-hatched on the site plan (the "Site Plan") attached hereto as Exhibit "A" together with all improvements now or hereafter located therein or thereon. The Building is located on the parcel (the "Parcel") described in Exhibit "B" attached hereto. Tenant currently occupies the Premises pursuant to a prior lease and is thoroughly familiar with the physical condition of the Premises. Landlord shall not be required to make any alterations, additions or improvements to the Premises and the Premises shall be leased to Tenant in its "as-is" condition.

     3.   Term  The term of this Lease ("Lease Term"') shall be for five (5)
          ----
years, commencing on July 1, 1997 (the "Commencement Date") and ending on June 30, 2002 unless sooner terminated pursuant to any provision hereof. Notwithstanding said scheduled Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the commencement and termination dates of this Lease shall be revised to conform to the date of Landlord's delivery of possession.

     4.   Rent.
          ----

          A.   Time of Payment.  Tenant shall pay to Landlord as rent for the
               ---------------
Premises the sum specified in Subparagraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one
(1) full month shall be a pro rate portion of the Monthly Installment based upon a thirty (30) day month.

          B.   Monthly Installment.  The Monthly Installment of rent payable
               -------------------
each month during the period from July 1, 1997 through and including December 31, 1998, shall be the sum of Sixty-Four Thousand Seven Hundred Ninety Dollars ($64,790.00) per month. The Monthly installment of rent payable each month during the period from January 1, 1999 through and including June 30, 2002, shall be the sum of Sixty-Nine Thousand Nine Hundred Seventy-Six Dollars ($69,976.00) per month.

          C.   Late Charge.  Tenant acknowledges that late payment by Tenant to
               -----------
Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will he extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be -received by Landlord within ten (10) days after Tenant's receipt of written notice from Landlord of the unpaid amount, Tenant shall pay to Landlord, as additional rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and -remedies granted hereunder.

          D.      Additional Rent. All taxes, insurance premiums, Outside Area
                  ---------------
Charges, late charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the monthly installment of rent.

          E.   Place of Payment.  Rent Shall be pay-able in lawful money of the
               ----------------
United States of America to Landlord at 1710 Zanker Road, Suite 100, San Jose, California 95112 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

          F.   Advance Payment.  Concurrently with the execution of this Lease,
               ---------------
Tenant shall pay to Landlord the sum of none Dollars ($0.00) to the applied to the Monthly installment of rent first accruing under this Lease.

     5.   Security Deposit.  Tenant shall deposit the sum of none Dollars
          ----------------
($0.00) (the "Security Deposit") upon execution of this Lease, to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorneys' fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the security Deposit to its original sum. No interest shall accrue on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. Should Tenant comply with all the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit, less any sums owing to Landlord or which Landlord is otherwise entitled to retain, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

     6.   Use of Premises.  Tenant shall use the Premises only in conformance
          ---------------
with applicable governmental laws, regulations, rules and ordinances for the purpose of research and development, office, administration, light manufacturing, assembly, warehousing and distribution of electronics products, training, education, promotional and other related legal uses and for no other purpose. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law applicable to Tenant's use of the Premises. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the Building. Tenant shall strictly comply with the provisions of Paragraph 39 below.

     7.   Taxes and Assessments.
          ---------------------

          A.   Tenant's Property.  Tenant shall pay before delinquency any and
               -----------------
all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

          B.   Property Taxes.  Tenant shall pay, as additional rent, all
               --------------
Property Taxes levied or assessed with respect to the Premises and the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord on or before twenty (20) days after receipt of billing. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's mortgagee requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of its annual share of such Property Taxes. Tenant's liability hereunder shall be prorated to reflect the Commencement and termination dates of this Lease.

     For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Building and/or the Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Building and/or, the Parcel or assessed, levied or imposed upon the Premises, the Building and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Building and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term "Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord. Notwithstanding the foregoing, the term "Property Taxes" shall not include any Environmental Surcharge arising out of any Hazardous Material (a) existing in, on, under, over or about the Premises and/or Parcel prior to the Commencement Date or (b) not otherwise used, stored, generated, discharged, transported to or from, or disposed of in, on, under, over or about the Premises and/or Parcel by Tenant or its agents, employees or contractors. Notwithstanding anything in this Paragraph 7.B to the contrary, during the initial three (3) year term of this Lease only, the term "Property Taxes" shall not include any increases in real property taxes that result from a voluntary sale or ocher transfer of the Premises and/or Parcel by Landlord or controlling interest of Landlord or the acquisition by Landlord of the reversionary interest in the Parcel; provided, however, "Property Taxes" shall include any increases in real property taxes that result from a foreclosure sale, deed lieu of foreclosure or other involuntary transfer of ownership of the Premises and/or the Parcel. Notwithstanding the foregoing, if the initial term of this Lease is extended by the exercise of any option to extend granted in this Lease or otherwise, the term "Property Taxes" shall include all real property taxes due or accruing during such extended lease term, including any increases in property taxes attributable to any sale or other transfer of ownership occurring at any time following the Commencement Date of this Lease.

          C.   Other Taxes:  Tenant shall, as additional rent, pay or reimburse
               -----------
Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Building or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     8.   Insurance.
          ---------

          A.   Indemnity.  Tenant agrees to indemnify, protect and defend
               ---------
Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, ,and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Premises and the Parcel and all areas appurtenant thereto; provided, however, that in no event shall Tenant have any obligation to indemnify, protect, defend, release or hold Landlord harmless from any such claims, causes of action, judgments, obligations, liabilities, costs and expenses arising from (i) the negligent acts or omissions or willful misconduct of Landlord or its agents, employees, invitees or contractors; or (ii) any breach of Landlord's obligations under this Lease. Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, causes of action, judgments, obligations or liabilities and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees) on account of, or arising out of, third party claims for personal injury or property damage caused by the negligent acts or omissions of Landlord or its employees, agents, invitees or contractors, or any breach of Landlord's obligations under this Lease. This Lease is made on the express understanding that Landlord shall not be liable for, nor suffer loss by reason of, injury to person or property, from whatever cause (except for the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees), which in any way may be connected with the operation use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees.

          B.   Liability Insurance.  Tenant shall, at Tenant's expense, obtain
               -------------------
an keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Premises and the Parcel and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death as a result of any one occurrence and Five Hundred Thousand Dollars ($500,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies having a rating of at least A/10 in Best's Insurance Guide. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty
(30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Subparagraph 8.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement. Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Outside Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such liability insurance maintained by Landlord shall be a Outside Area Charge and Tenant shall pay, as additional rent, the full cost of such insurance to Landlord as provided in Paragraph 12 below.

          C.   Property Insurance.  Landlord shall obtain and keep in force
               ------------------
during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises and the Building, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months rent (including, without limitation, sums payable as Additional Rent), plus any other coverages (including earthquake and flood insurance) to the extent recruited from time to time by Landlord's mortgagee; provided, however, that in no event shall Tenant be required to pay for the cost of pollution liability insurance. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. Tenant shall, within thirty (30) days after receipt of billing, pay to Landlord as additional rent, the full cost such insurance procured and maintained by Landlord. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible, not to exceed Ten Thousand Dollars ($10,000.00).

     Notwithstanding the foregoing, Tenant shall not be liable for any portion of any earthquake insurance premium applicable to the Premises which exceeds three cents ($0.03) per square foot of leasable space within the Premises per month; except the three cent ($0.03) limit shall be increased on each anniversary of the Commencement Date by the same percentage increase as the percentage increase in the Consumer Price Index from the Commencement Date to such anniversary. As used herein, the term "Consumer Price Index" means that Consumer Price Index for All Urban Consumers (all items) as published by the United States Department of Labor, Bureau of Labor Statistics, for the San Francisco/Oakland/San Jose Metropolitan Area (1982-1984 = 100 base).

          D.   Tenant's Insurance, Release of Landlord.  Tenant acknowledges
               ---------------------------------------
that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph 8.C above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value.

          E.   Mutual Waiver of Subrogation.  Tenant and Landlord hereby
               ----------------------------
mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this

Subparagraph E shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

     9.   Utilities.  Tenant shall pay for all water, gas, light, heat, power,
          ---------
electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. In addition, the cost of any utility services supplied to the Outside Area or not separately metered to the Premises shall be an Outside Area Charge and Tenant shall pay one hundred percent (100%) of such costs to Landlord as provided in Paragraph 12 below.

     10.  Repairs and Maintenance.
          -----------------------

          A.   Landlord's Repairs.  Subject to the provisions of Paragraph 16,
               ------------------
Landlord shall keep and maintain the exterior roof, structural elements and exterior walls of the Building in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant shall reimburse Landlord, as additional rent, within thirty (30) days after receipt of billing, for the cost of such repairs and maintenance which are the obligation of Landlord hereunder, provided however, that Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of the structural elements of the Building unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its employees, agents, or invitees. As used herein, the term "structural elements of the Building" shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure (but not roofing or roof membrane). Notwithstanding anything in the foregoing to the contrary, if during the term of this Lease or any extension thereof, the roofing or roof membrane requires replacement, Landlord shall perform such replacement and Tenant shall pay to Landlord, as Additional Rent, a fraction of the cost of such replacement, which fraction shall have its numerator the number of calendar months remaining in the Lease Term at the time of such replacement and shall have as its denominator one hundred eighty (180) months. If Tenant exercises any option to extend the term of this Lease, then at the commencement of any such option term, Tenant shall pay to Landlord an additional fraction of the cost of such replacement, which fraction shall have as its numerator the number of years in the option term in question, and shall have as its denominator one hundred eighty (180) months.
All payments required of Tenant under this Subparagraph 10.A shall be made within thirty (30) days after receipt of billing.

          B.   Tenant's Repairs.  Except as expressly provided in Subparagraph
               ----------------
10.A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair", shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports.

     Should Tenant fail to commence any repairs required of Tenant hereunder forthwith upon five (5) days written notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within five (5) days of written demand by Landlord.

     Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 10.A and Paragraphs 11 and 16. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code.

     Notwithstanding any provision of this Lease to the contrary, Tenant shall not be responsible for performing or paying for the cost of, and Landlord shall perform at its sale cost and expense, any and all maintenance, repairs, replacements, alterations, additions or modifications to the Premises, Building and/or Outside Areas (i) necessitated by the negligent acts or omissions or willful misconduct of Landlord or its agents, employees, invitees or contractors, (ii) necessitated by the occurrence of any insured casualty for which and to the extent Landlord has received insurance proceeds, (iii) arising from a failure by Landlord to construct the Premises, Building (including, without limitation, all HVAC, electrical, plumbing, lighting and other building systems) and/or Outside Areas in a good and workmanlike manner and in accordance with applicable laws, rules, codes and regulations existing at the time of their construction or installation (provided, however, the failure described in this clause (iii) shall not include or apply to any construction or installation of any alterations, additions, improvements or replacements by any previous tenant or subtenant of the Premises); or (iv) for which Landlord has received reimbursement from others. Landlord shall use its best efforts to collect such insurance proceeds and other reimbursements. If, during the Lease Term, the HVAC condenser unit requires replacement, Landlord shall replace the same and Tenant shall pay to Landlord, as additional rent, a fraction of the cost of such replacement, which fraction shall have as its numerator the number of calendar months remaining in the Lease Term at the time of such replacement and as its denominator one hundred twenty (120) months. If Tenant exercises any option to extend the term of this Lease, Tenant shall pay to Landlord an additional fraction of the cost of such replacement, which fraction shall have as its numerator the number of calendar months in the option term in question and shall have as its denominator one hundred twenty (120) months.

     11.  Outside Area.  Subject to the terms and conditions of this Lease,
          ------------
Tenant and Tenant's employees, invitees and customers shall, in common with others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel, which areas and facilities are referred to herein as "Outside Area." This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the outside Area, provided that the same do not (a) interfere with access to or use of the Premises, Building and/or Outside Areas by Tenant and its agents, employees, invitees and contractors or (b) reduce the number of parking spaces located within the Outside Areas and otherwise available for use by Tenant and its agents, employees, invitees and contractors, unless such reduction is required by law. Tenant shall have the exclusive use of all parking spaces and shipping and loading areas in the Outside Area. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Outside Area. Tenant shall make no alterations, improvements or additions to the Outside Area.

     Landlord shall operate, manage, insure, maintain and repair the Outside Area in good order, condition and repair. The manner in which the outside Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord. The cost of such repair, maintenance, operation, insurance and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Outside Area Charge and Tenant shall pay to Landlord its share of such costs as provided in Paragraph 12 below.

     12.  Outside Area Charges.  Tenant shall pay to Landlord, as additional
          --------------------
rent, upon demand but not more often than once each calendar month, an amount equal to one hundred percent (100%) of the Outside Area Charges as defined in Subparagraph. 8.B and Paragraphs 9, 11, 13 and 36 of this Lease. Tenant acknowledges and agrees that the Outside Area Charges shall include an additional five percent (5%) of the actual expenditures in order to compensate Landlord for accounting, management and processing services. Notwithstanding the preceding to the contrary, in no event shall any "Outside Area Charge" include (i) costs incurred by Landlord in performing its obligations under Paragraph 10.A above, (ii) depreciation, amortization or other expense reserves,
(iii) payments, interest, fees or other charges on debt or rent, fees or other charges under ground leases, (iv) costs to investigate, remove or otherwise remediate any Hazardous Material from all or any portion of the Premises, Building, Outside Area and/or Parcel or the soils and groundwater thereunder, including, without limitation, any judgments, penalties, clean-up costs, remediation costs, consulting fees or attorneys' fees. The preceding sentence shall not reduce or modify Tenant's obligations under Paragraph 10.A above and Paragraph 39 below.

     Notwithstanding the foregoing, if during the Lease Term or any extension thereof, the paving of the parking lot or any other improvement in the Outside Area requires replacement, and if the replacement will cost more than Five Thousand Two Hundred Dollars ($5,200.00) and will have a useful life extending beyond the then remaining Lease Term, then Landlord shall make such replacement and a fraction of the cost of such replacement shall be included as an Outside Area Charge for the year of such replacement, which fraction shall have as its numerator the number of months then remaining in the Lease Term and shall have as its denominator one hundred twenty (120) months. If Tenant exercises any option to extend the term of this Lease, Tenant shall pay to Landlord, at the commencement of the Option Term in question, an additional fraction of the cost of such replacement, which additional fraction shall have as its numerator the number of months in the Option Term in question and shall have as its denominator one hundred twenty (120) months. As used herein, the "replacement" shall not include patching or sealing. The cost of patching and sealing shall be an Outside Area Charge. In no event shall any capital expenditures chargeable to Tenant hereunder include the five percent (5%) administrative charge.

     13.  Alterations.  Tenant shall not make, or suffer to be made, any
          -----------
alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed) and without a valid building permit issued by the appropriate governmental authority. As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alteration, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, permanent partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

     Notwithstanding the preceding to the contrary, (i) Tenant shall have the right to make alterations and additions to the interior or the Premises that do not affect the structural elements of the Building and have a cost of Five Thousand Dollars ($5,000.00) or less per project without the prior written approval of Landlord, and (ii) Tenant shall be required to remove only those alterations and additions which Landlord has, at the time of its approval, requested Tenant to remove upon expiration of the Lease Term, or which Tenant has otherwise constructed or installed without the prior approval of Landlord.

     If, during the Lease Term (or any extensions thereof), any alteration, addition or change of any sort to all or any portion of the Premises is. required by law, regulation, ordinance or order of any public agency (including, without limitation, any alterations required by the Americans with Disabilities
Act) by reason of (1) Tenant's use of the Premises, (2) Tenant's obtaining a new permit or governmental approval (except as provided in Paragraph 10.B), or (3) Tenant's construction or installation of any leasehold improvements or trade fixtures (except as provided in Paragraph 10.B), Tenant shall promptly make the same at its sole cost and expense. If during the Lease Term (or any extensions thereof), any alteration, addition, or change to the Outside Area, or to the Premises for any reason other than for the reasons described in the preceding sentence, is required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and Tenant shall pay an amount equal to one and one-half percent (1-1/2%) of the cost of such alteration, addition or change per month during the remainder of the Lease Term as an Outside Area Charge. Notwithstanding the preceding sentence to the contrary, any such alteration, addition or change to a structural element of the Building that is required by law, regulation, ordinance or order of any public agency shall be made by Landlord at its sole cost and expense and shall not constitute an Outside Area Charge.

     14.  Acceptance of the Premises.  By entry and taking possession of the
          --------------------------
Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry, and Tenant further accepts the tenant improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such improvements. Tenant acknowledges that neither Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set. forth in a writing signed by both Landlord and Tenant.

     15.  Tenant's Default.
          ----------------

          A.   Events of Default.  A breach of this Lease by Tenant shall exist
               -----------------
if any of the following events (hereinafter referred to as "Event of Default") shall occur:

          (1) Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within ten (10) days after written notice of such default is given to Tenant;

          (2) Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant or, if such failure cannot be reasonably cured within said thirty (30) day period, Tenant's failure to commence such cure within said thirty (30) day period and, thereafter, to diligently pursue the same to completion;

          (3) Tenant's vacating or abandonment of the Premises for a period exceeding forty-five (45) days;

          (4) Tenant's assignment of its assets for the benefit of its creditors;

          (5) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

          (6) Tenant or any guartantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property and such action or proceeding is not dismissed within sixty (60) days thereafter;

          (7) Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause 6 above; or

          (8) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of sixty (60) days.

     B.   Remedies.  Upon any Event of Default, Landlord shall have the
          --------
following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cummulatively, or in the alternative:

          (1) Recover of Rent.  Landlord shall he entitled to keep this Lease in
              ---------------
full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

          (2) Termination.  Landlord may terminate this Lease by giving Tenant
              -----------
written notice of termination. On the giving of the notice all of Tenant's rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

               (a)  maintenance and preservation of the Premises;

               (b)  efforts to relet the Premises;

               (c) appointment of a receiver in order to protect Landlord's interest hereunder;

               (d) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

               (e) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

          (3)  Damages.  In the event this Lease is terminated pursuant to
               -------
Subparagraph 15.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

               (a) the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

               (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

plus

               (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

               (d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to the succeeding lessee, or otherwise); (iii) real estate broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (v) expenses in retaking possession of the Premises; (vi) attorneys' fees and court costs; and (vii) any unamortized real estate brokerage commission paid in connection with this Lease.

               (e) The "worth at the time of award" of the amounts referred to in Subparagraphs (a) and (b) of this Paragraph 15.B(3) is computed by allowing-interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph 15.B(3) is computed by discounting such amount at the discount rate of the

Federal Reserve Board of San Francisco at the time of award plus one percent (3.%). The term "rent" as used in this Paragraph 1.5 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

     16.  Destruction.  In the event that any portion of the Premises are
          -----------
destroyed or damaged by any peril not covered by the insurance required to be carried by Landlord pursuant to the terms Of this Lease, then Landlord shall, at its sole cost and expense, promptly restore the Premise, and this Lease shall continue in full force and effect unless Tenant otherwise terminates this Lease as provided hereinbelow; provided, however, that Landlord shall have the right to terminate this Lease if the cost of the restoration or repair exceeds ten percent (10%) of the replacement cost of -the Building, unless Tenant otherwise agrees to contribute the balance of the Cost of restoration or repair in excess of said ten percent (10k) amount.

     In the event the Premises are damaged or destroyed from any insured peril to the extent of fifty percent (50-t) or more of the then replacement cost of the Premises, Landlord may, upon written notice to Tenant, given within thirty
(30) days after the occurrence of such damage or destruction, elect to terminate this Lease. If Landlord does not give such notice in writing within such period, Landlord shall be deemed to have elected to rebuild or restore the Premises, i-n which event Landlord shall, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of -reconstruction the amount of any deductible from the insurance policy, not to exceed Ten Thousand Dollars ($10,000.00).

     In the event the Premises are damaged or destroyed from any insured peril to the extent of less than fifty percent (50%) of the then replacement cost of the Premises, Landlord shall, at Landlord, s expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant :shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance policy, not to exceed Ten Thousand Dollars ($10,000.00).

     In the event that, pursuant to the foregoing provisions, Landlord is to rebuild or restore the Premises, Landlord shall, within thirty (30) days after the occurrence of such damage or destruction, provide Tenant with written notice
               --
of the time required for such repair or restoration. If such period is longer than one hundred eighty (180) days from the date of casualty, Tenant may, within thirty (30) days after receipt of Landlord's notice, elect to terminate the Lease by giving written notice to Land-lord of such election, whereupon the Lease shall immediately terminate. Landlord, s obligation to repair or restore the Premises shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

     Landlord and Tenant shall each have the right to terminate the Lease if (i) such damage to the Premises occurs during the last year of the term of the Lease and (ii) it is estimated that necessary repairs will take more than sixty (60) days from the date of casualty, unless Tenant exercises its option to extend this Lease within thirty (30) days of the date of casualty.

     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however,'-that from and after the date of casualty until the repairs or restoration are completed by Landlord, rent and all other amounts to be paid by Tenant on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Tenant's business thereon. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code.

     17.  Condemnation.
          ------------

          A.   Definition of Terms.  For the purposes of this Lease, the term
               -------------------
(1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than ten percent (10%) of the Premises he deemed a Total Taking; (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

          B.   Rights.  The parties agree that in the event of a Taking all
               ------
rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

          C.   Total Taking.  In the event of a Total Taking during the term
               ------------
hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

          D.   Partial Taking.  In the event of a Partial Taking during the term
               --------------
hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly installment of rent immediately prior to the Taking by a fraction, the numerator of which is the member of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (4) the remainder of the Award shall be paid to and be the property of

Landlord. In the event of a Partial Taking of more than ten percent (10%) of the Premises, Tenant may, within thirty (30) days of notice of such Partial Taking, terminate this Lease if Tenant, in its sole discretion, determines that such Partial Taking causes an unacceptable restriction of its use of the Premises.

     18.  Mechanics' Lien.  Tenant shall (A) pay for all labor and services
          ---------------
performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) if the cost of such work is in excess of Five Thousand Dollars ($5,000.00) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

     19.  Inspection of the Premises.  Tenant shall permit Landlord and its
          --------------------------
agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within one hundred eighty (180) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs; provided that Landlord, except in the case of emergency, (i) shall not enter the Premises without first giving one (1) days notice to Tenant,
(ii) shall be accompanied by an employee of Tenant at all times while in the Premises, (iii) shall comply with Tenant's security procedures, and (iv) shall not unreasonably interfere with Tenant's use of the Premises or the conduct of its business therein.

     20.  Compliance with Laws.  Subject to Paragraphs 10.A, 11, 12 and 13
          --------------------
above, Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall he conclusive of the fact that such violation by Tenant has occurred.

     21.  Subordination.  The following provisions shall govern the relationship
          -------------
of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

          A.   Priority.  This Lease is subject and subordinate to all Security
               --------
Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

          B.   Subsequent Security Instruments.  At Landlord's election, this
               -------------------------------
Lease shall become subject and subordinate to any is Security instrument created after the Commencement Date, provided that such Lender executes and delivers to Tenant a recognition and non-disturbance agreement reasonably acceptable to Tenant providing that Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

          C.   Documents.  Subject to the provisions of this Paragraph 21,
               ---------
Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (1) the return of the Security Deposit unless the Lender receives it from Landlord, and (2) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Project in connection with the enforcement of its Security instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant or, at Landlord's option, Landlord may execute such documents an behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact to execute such documents in accordance with this Paragraph.

          D.   Tenant's Attornment.  Tenant shall attorn (1) to any purchaser of
               -------------------
the Premises at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Project; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated, provided that, in any such event, the party acquiring Landlord's interest in this Lease assumes in writing all of the obligations of Landlord hereunder to be performed after such acquisition.

          E.   Lender.  The term "Lender" shall mean (1) any beneficiary,
               ------
mortgagee, secured party, or other holder of any need of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

     22.  Holding Over.  This Lease shall terminate without further notice at
          ------------
the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (25%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

     23.  Notices.  Any notice required or desired to be given under this Lease
          -------
shall be in writing with copies directed as indicated below and shall be Personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph 23. At the date of execution of this Lease, the address of Landlord is:

          1710 Zanker Road, Suite 100
          San Jose, CA 95112

and the address of Tenant is:

          Silicon Graphics, Inc.
          2011 N. Shoreline Blvd.
          Mountain View, CA 94039-7311
          Attn:  Legal Services

     24.  Attorneys' Fees.  In the event either party shall bring any action or
          ---------------
legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall he entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys, fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

     25.  Nonssignment.
          ------------

          A.   Landlord's Consent Required.  Tenant's interest in this Lease is
               ---------------------------
not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph
25.2 below; provided, however, that the prior written consent of Landlord shall not be required with respect to any assignment of this Lease and/or subletting of the Premises (a) to a parent, subsidiary or other affiliate of Tenant, (b) in connection with the sale of all or substantially all of Tenant's assets, or (c) in connection with a merger, consolidation, or non-bankruptcy reorganization of Tenant. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

     Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

          B.   Transferee Information Required.  If Tenant desires to assign its
               -------------------------------
interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least ten (10) business days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord. Accordingly, in the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed
Transfer:

               (1) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (less any brokerage commissions or advertising expenses incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent any Transfer; or

               (2) Landlord may reasonably withhold its consent to the proposed Transfer.

     26.  Successors.  The covenants and agreements contained in this Lease
          ----------
shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

     27.  Mortgage Protection.  In the event of any default on the part of
          -------------------
Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

     28.  Landlord Loan or Sale.  Tenant agrees within ten (10) days following
          ---------------------
request by Landlord to execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (1) certifying that this Lease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and
(3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days following such request shall be an Event of Default under this Lease. Within ten (10) days following request by Tenant, Landlord shall execute and deliver to Tenant any documents, including estoppel certificates presented to Landlord, (i) certifying that the Lease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant under the Lease.

     29.  Surrender of Lease Not Merger.  The voluntary or other surrender of
          -----------------------------
this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

     30.  Waiver.  The waiver by Landlord or Tenant of any breach of any term,
          ------
covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

     31.  General.
          -------

          A.   Captions.  The captions and paragraph headings used in this Lease
               --------
are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

          B.   Definition of Landlord.  The term LANDLORD as used in this Lease,
               ----------------------
so far as the covenants or obligations on part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter accruing or to be performed by Landlord; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and provided, further, that landlord's successor-in-interest assumes in writing all of Landlord's obligations under this Lease to be performed or accruing after the transfer. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

          C.   Time of Essence.  Time is of the essence for the performance of
               ---------------
each term, covenant and condition of this Lease.

          D.   Severability.  In case any one or more of the provisions
               ------------
contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

          E.   Joint and Several Liability.  If Tenant is more than one person
               ---------------------------
or entity, each such person or entity shall be jointly and severally and liable for the obligations of Tenant hereunder.

          F.   Law.  The term "law" or "laws" shall mean any judicial decision,
               ---
statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or
                         ---
special district).

     32.  Sign.  Tenant shall not place or permit to be placed any sign or
          ----
decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the parcel or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five
(5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of
--------
such sign.

     33.  Interest on Past Due Obligations.  Any Monthly Installment of rent or
          --------------------------------
any other sum due from Tenant under this Lease which is received by Landlord more than thirty (30) days after the date the same is due shall bear interest from said date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

     34.  Surrender of the Premises.  On the last day of the Term hereof, or on
          -------------------------
the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear and casualty and condemnation excepted, with all originally painted interior walls washed, and other interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

     35.  Authority.  The undersigned parties hereby warrant that they have
          ---------
proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

     36.  C. C. & R.'s.  This Lease is made subject to all matters of public
          ------------
record affecting title to the property of which the Premises are a part. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now or hereafter affecting the Premises and any amendment thereof, including, but not limited to, the following:

          A. Those covenants, conditions and restrictions for the Shoreline Business Park Regarding Drainage Facilities executed by New England Mutual Life Insurance Company and recorded June 1, 1979, in Book E535 at page 186, Santa Clara county Records.

          B. Those covenants, conditions and restrictions for the Shoreline Business Park Regarding Architectural Control, Development and Use executed by New England Mutual Life Insurance Company and recorded on June 1, 1989, in Book E535 at page 233, Santa Clara County Records.

     All assessments and charges which are imposed, levied or assessed against the Parcel and Building pursuant to the above-described covenants, conditions and restrictions shall be a Outside Area Charge and Tenant shall pay its share of such assessments and charges to Landlord as provided in Paragraph 12 above, provided, however, that if such assessment or charge relates to a capital improvement, Tenant shall only be responsible for paying a fraction of the cost of such reassessment or charge, which fraction shall have as its numerator the number of calendar months remaining in the Lease Term at the time of such assessment or charge and shall have as its denominator one hundred twenty (120) months.

     37.  Brokers.  Each party hereto represents and warrants to Landlord that
          -------
it has not dealt with any broker respecting this transaction other than Cornish & Carey Commercial and hereby agrees to indemnify and hold such other party harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker (other than Cornish & Carey Commercial) claiming through such indemnifying party or with which/whom it has dealt.

     38.  Limitation on Landlord's Liability.  Tenant, for itself and its
          ----------------------------------
successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

          A. Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the Building;

          B. No partner of Landlord shall be sued or named in a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership);

          C. No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

          D. No partner of Landlord shall be required to answer or otherwise plead to any service of process;

          E.   No judgment will be taken against any partner of Landlord;

          F. Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

          G. No writ of execution will ever be levied against the assets of any partner of Landlord;

          H. The covenants and agreements of Tenant set forth in this Paragraph 38 shall be enforceable by Landlord and any partner of Landlord.

     39.  Hazardous Material.
          ------------------

          A.   Definitions.  As used herein, the term "Hazardous Material" shall
               -----------
mean any substance (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (b) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendment thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (d) the presence of which on the Premises and/or the Parcel causes or threatens to cause a nuisance upon the

Premises and/or the Parcel or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises and/or the Parcel; (e) the presence of which on adjacent properties could constitute a trespass; (f) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (g) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (h) without limitation radon gas.

          B.   Use Restriction.  Subject to the terms and conditions set forth
               ---------------
herein, Tenant shall be permitted to use and store in the Premises those materials described in Paragraph H below, in the quantities set forth in said Paragraph and such other Hazardous Materials and quantities of Hazardous Materials that Landlord may approve in writing from time to time, which approval Landlord may withhold on grant in its sole discretion. Except as specifically allowed in this Lease, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, the Building, the Parcel and/or the outside Area. The presence of any Hazardous Material caused by Tenant or its agents, employees, invitees or contractors that is not permitted by this Lease in or about the Premises shall be deemed an event of default under Paragraph 15 above. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its agents, employees, invitees or contractors of any Hazardous Material. If the presence of any Hazardous Material on the Premises caused by Tenant or its agents, employees, invitees or contractors results in contamination of the Premises, the Building, the Parcel and/or the Outside Area or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, the Building, the Parcel and/or Outside Area, Tenant, at its expense, shall promptly take all actions necessary to return the Premises, the Building, the Parcel and/or the Outside Area to the condition existing prior to the appearance of such to reduce the presence of such Hazardous Hazardous Material (action Level') at which any federal, Material to below the regulation, ordinance, rule, order, state or local statute, law, action or policy requires investigation, testing, monitoring, containment, clean-up , remuneration, response or other action. if the Action Level is reduced at any time prior to the date three years following the termination of this Lease, Tenant shall be obligated (even after the termination of this Lease) to take all actions required to reduce the presence of such Hazardous Material to below such new Action Level.

     Tenant shall defend, protect, hold harmless and indemnify Landlord and its agents and employees with respect to all actions, claims, losses, fines, penalties, fees, costs, damages and liabilities (including, but not limited to, attorneys' and consultants' fees) arising out of or in connection with any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its agents, employees, invitees or contractors in, on, under, over, through or about the Premises and/or the Parcel. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of any Hazardous Material, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises.

     Notwithstanding any provision of this Paragraph 39 to the contrary, in no event shall Tenant be responsible to Landlord for the presence of any Hazardous Material in, on, under, over, through or about the Premises and/or Parcel not caused by Tenant or its agents, employees, invitees or contractors.

          C.   Compliance.  Ten . ant shall immediately notify Landlord of any
               ----------
inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent, which approval shall not be unreasonably withheld or delayed.

          D.   Assignment and Subletting.  It shall not be unreasonable for
               -------------------------
Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material not described in Subparagraph H below or not approved in writing by Landlord pursuant to Subparagraph B above; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material (with associated costs in excess of $50,000.00) and such proposed assignee or subtenant is not a Fortune 500 Company; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material (with associated costs in excess of $50,000.00) and such proposed assignee or subtenant is not a Fortune 500 Company.

          E.   Surrender.  Upon the expiration or earlier termination of the
               ---------
Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises and the Parcel which Tenant introduced to the Premises and/or Parcel. If Tenant fails to so surrender the Premises and Parcel, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

          F.   Right to Appoint Consultant.  Landlord shall have the right to
               ---------------------------
appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in accordance with this Section 39. Any entry onto the Premises by such consultant shall be subject to the provisions of Paragraph 19 above. If the consultant determines that Tenant is not in compliance with applicable laws, rules and regulations regarding the use, storage, generation, disposal or transportation of Hazardous Materials of, to or from the Premises and/or Parcel, then Tenant shall reimburse Landlord for the cost of such consultant. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant.

          G.   Holding Over.  If any action of any kind is required or requested
               ------------
to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material from the Premises and/or Parcel caused by Tenant or its agents, employees, invitees or contractors and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

          H.   Permitted Materials.  Limited quantities of substances typically
               -------------------
used in connection with general office uses, such as ordinary office supplies and janitorial products.

          I.   Landlord's Indemnity.  Landlord shall defend, protect, hold
               --------------------
harmless and indemnify Tenant from and against all claims, fines, penalties, damages, government orders, losses, liabilities, costs and expenses (including attorneys' fees) arising out of (i) any Hazardous Material used, generated, discharged, transported to or from, stored disposed of in, on or under the Premises and/or Parcel by Landlord or its agents, employees or contractors or
(ii) any Hazardous Material which was present in, on, under, over, through or about the Premises and/or Parcel (including the soils and groundwater thereunder) as of the Commencement Date of this Lease except to the extent introduced to the Premises and/or Parcel by any act or omission.

          J.   Provisions Survive Termination.  The provisions of this Paragraph
               ------------------------------
39 shall survive the expiration or termination of this Lease.

          K.   Controlling Provisions.  The provisions of this Paragraph 39 are
               ----------------------
intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

     40.  Option to Extend.
          ----------------

          (a) Provided that Tenant is not in default under this Lease at the time of exercise of the hereinafter described option or at the time of termination of the then existing term of this Lease, as the case may be, Tenant shall have one option to extend the term of this Lease for a period of three (3) years (the "Option Term"). Said option shall be exercised only by written notice delivered to Landlord not later than one hundred eighty (180) days prior to the expiration date of the then existing term of this Lease. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during the Option Term, except that the Monthly Installment of rent payable during the Option Term shall be as specified in Subparagraph (b) below, and except that there shall be no further option to extend the term of this Lease at the end of the Option Term.

          (b) The Monthly Installment of rent payable during the Option Term shall be the sum of Eighty Thousand Three Hundred Forty-Three Dollars ($80,343.00) per month.

     41.  Landlord's Default.  If Landlord fails to perform its obligations
          ------------------
under this Lease within thirty (30) days following written notice from Tenant, Tenant may perform Landlord's obligations at Landlord's expense, and Landlord shall reimburse Tenant for the cost of such performance within thirty (30) days after receipt of billing; provided, however, if the nature of Landlord's failure reasonably requires more than thirty (30) days to cure, the Landlord shall not be in default so long as it commences to cure the default within said thirty
(30) day period and thereafter diligently continues to Cure the default.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                         TENANT:

                                         SILICON GRAPHICS, INC.,

                                         a Delaware corporation

Dated:________________                   By:__________________________________
                                         Name:________________________________
                                         Title:  Senior V.P., Administration

                                         LANDLORD:

                                         SHORELINE INVESTMENTS VI.,

                                         a California general partnership

Dated:________________                   By:__________________________________
                                         Name:________________________________
                                         Title:  General Partner

Dated:________________                   By:__________________________________
                                         Name:
                                         Title:  General Partner

                                   EXHIBIT A

                               [INSERT GRAPHIC]

                            SHORELINE BUSINESS PARK
                               SITE MASTER PLAN
                               MOUNTAIN VIEW, CA

                                   EXHIBIT B


                                   SITE PLAN

                                INSERT GRAPHIC

                                   EXHIBIT C

                              CONSENT TO SUBLEASE

     This Consent to Sublease is made to be effective as of September __, 1998 by, between and among SHORELINE INVESTMENTS VI, a California general partnership ("Master Lessor"), SILICON GRAPHICS, INC., a Delaware corporation ("Sublessor"), and VERISIGN, INC., a Delaware corporation ("Sublessee") with reference to the following facts, understandings and intentions:

     A. Sublessor is leasing from Master Lessor those certain premises consisting of approximately 51,834 square feet of space commonly known as 1350 Charleston Road, Mountain View, California (the "Premises"), on the terms and subject to the conditions of that certain Lease Agreement executed on June 14, 1996 (the "Master Lease").

     B. Sublessor desires to sublease the Premises to Sublessee, and Sublessee desires to sublease the Premises from Sublessor, on the terms and conditions set forth in the Sublease Agreement of even date herewith (the "Sublease"). A copy of the Sublease is attached hereto as Attachment 1 and incorporated herein by
                                      ------------
reference.

     C. Sublessor and Sublessee now desire to obtain the consent of Master Lessor to the Sublease as required by the Master Lease.

     NOW, THEREFORE, the Master Lessor, Sublessor and Sublessee agree as follows:

     1. Master Lessor hereby consents to the execution and delivery of the Sublease by and between Sublessor and Sublessee and to the subletting of the Premises by Sublessor to Sublessee. Master Lessor's consent to the Sublease does not constitute approval by Master Lessor of any of the provisions of the Sublease, and neither the Sublease nor Master Lessor's consent thereto shall be deemed to alter, amend or otherwise modify any of the terms or provisions of the Master Lease.

     2. The Sublease is and shall be at all times subject and subordinate to the Master Lease and all of the provisions, covenants and conditions thereof.

     3. Neither the Sublease nor Master Lessor's consent thereto shall release or discharge Sublessor from any liability under the Master Lease and Sublessor shall remain primarily liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Master Lease on the part of Sublessor to be performed and observed.

     4. This Consent by Master Lessor shall not be construed as a consent by Master Lessor to any further subletting either by Sublessor or Sublessee. The Sublease may not be assigned nor shall the Premises be further sublet without the prior written consent of Master Lessor in each instance in accordance with the terms of the Master Lease.

     5. So long as the Master Lease is not in default, Master Lessor agrees to furnish all services, maintenance and repairs to the Premises which are the obligations of the Master Lessor under the Master Lease, and to comply with all obligations and covenants under the Master Lease with respect to Sublessee as if Sublessee were the tenant thereunder.

     6. In addition to the notice requirements under the Master Lease, Master Lessor agrees to provide Sublessee with written notice of any default by Sublessor of any obligations under the Master Lease and agrees to accept any cure thereof tendered by Sublessee. Such notice or demand shall be given or served in writing in accordance with the terms of the Master Lease at the address of Sublessee set forth in the Sublease. Sublessee may change such address by delivering written notice thereof to Master Lessor by certified or registered mail.

     7. Pursuant to Paragraph 25 of the Master Lease, Sublessor has agreed to pay to Master Lessor, as Additional Rent under the Master Lease, fifty percent (50%) of any and all rents or other consideration (including key money) received by Sublessor from the Sublessee by reason of the Sublease in excess of the rent payable by Sublessor to Master Lessor under the Master Lease (less any brokerage incurred by Sublessor in connection with the Sublease). Accordingly, provided that the Sublease remains unmodified, in full force and effect and that the rent thereunder is paid in full and not abated, Sublessor shall pay to Master Lessor, within five (5) days following receipt of the monthly rent from Sublessee, the following respective sums during the following respective time periods as Additional Rent pursuant to this paragraph:

                 TIME PERIOD            AMOUNT OF ADDITIONAL RENT
                 -----------            -------------------------

             01/01/99 - 03/31/99                $     0
             04/01/99 - 04/30/99                 12,959
             05/01/99 - 12/31/99                 38,876
             01/01/00 - 12/31/00                 41,091
             01/01/01 - 12/31/01                 43,374
             01/01/02 - 06/30/02                 45,725
             07/01/02 - 12/31/02                 40,541
             01/01/03 - 12/31/03                 42,963
             01/01/04 - 12/31/04                 45,457
             01/01/05 - 06/30/05                 48,025

     8. Sublessor and Sublessee represent and warrant to Master Lessor that there are no additional payments of rent or consideration of any type payable by Sublessee to Sublessor with regard to the Premises other than as disclosed in the Sublease, a true and complete copy of which is attached hereto as Attachment
                                                                      ----------
1 and incorporated herein by this reference.
-

     9. Master Lessor represents and warrants that as of the date hereof, to Master Lessor's actual knowledge, Sublessor is not in breach or default under the Master Lease and no event has occurred which, with notice, or time, or both, would constitute such a breach or default.

     10. Master Lessor's right under Section 25(B)(1) of the Master Lease to condition its consent to a Transfer of the Premises on Sublessor's agreement to pay Master Lessor fifty percent (50%) of the "bonus rent" received by Sublessor, shall mean, in the event of a Transfer of the Sublease by Sublessee, fifty percent (50%) of the amounts received by Sublessor from Sublessee under Section 15 of the Sublease.

     11. This Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

     12. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Consent to Sublease as of the respective dates set forth below.

  SUBLESSEE:                       VERISIGN, INC., a Delaware corporation

                                   By: _____________________________________

                                   Name: ___________________________________

                                   Title: __________________________________

                                   Date: ___________________________________

  SUBLESSOR:                       SILICON GRAPHICS, INC.,
                                   a Delaware corporation

                                   By: _____________________________________

                                   Name: ___________________________________

                                   Title: __________________________________

                                   Date: ___________________________________

  MASTER LESSOR:                   SHORELINE INVESTMENTS VI,
                                   a California general partnership

                                   By: _____________________________________

                                   Name: ___________________________________

                                   Title: __________________________________

                                   Date: ___________________________________

                                   EXHIBIT D


                     [MAP DISPLAYING LOCATION OF PREMISES]